EXHIBIT 3.1

TWELFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COMPASS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

COMPASS, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is COMPASS, INC. and that this corporation was originally incorporated pursuant to the General Corporation Law on October 4, 2012 under the name Urban Compass, Inc.

SECOND: That the Board of Directors of this corporation (the “Board of Directors”) duly adopted resolutions proposing to amend and restate the Eleventh Amended and Restated Certificate of Incorporation of this corporation, filed with the Secretary of State of the State of Delaware on July 25, 2019, as amended (collectively, the “Existing Certificate”), and that declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Existing Certificate be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is Compass, Inc.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 251 Little Falls Drive in the City of Wilmington, 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A.    Authorization of Stock. This corporation is authorized to issue five classes of stock to be designated, respectively, Common Stock, Post-Reclassification Class A Common Stock, Post-Reclassification Class B Common Stock, Post-Reclassification Class C Common Stock and Preferred Stock (each as defined below). The total number of shares that this corporation is authorized to issue is two billion nine hundred seventy-nine million seven hundred ninety-five thousand ninety (2,979,795,090) shares. The total number of shares of Common Stock authorized to be issued is one billion three hundred seventy one million three hundred seventy-three thousand seven hundred seventy (1,371,373,770) shares, par value $0.00001 per share (the “Common Stock”), of which one billion seven hundred fifty-four thousand nine hundred ten (1,000,754,910) shares are designated “Class A Common Stock,” two hundred seventy million six hundred eighteen thousand eight hundred sixty (270,618,860) shares are designated “Class B Common Stock” and one hundred million (100,000,000) shares are designated “Class C Common Stock”. The total number of shares of post-reclassification Class A Common Stock authorized shall be one billion seven hundred fifty-four thousand nine hundred ten (1,000,754,910) shares, par value $0.00001 per share (“Post-Reclassification Class A Common Stock”). The total number of shares of post-reclassification Class B Common Stock authorized shall be two hundred seventy million six hundred eighteen thousand eight hundred sixty (270,618,860) shares, par value $0.00001 per share (“Post-Reclassification Class B Common Stock”). The total number of shares of post-reclassification Class C Common Stock authorized shall be one hundred million (100,000,000) shares, par value $0.00001 per share (“Post-Reclassification Class C Common Stock”). The total number of shares of Preferred Stock authorized to be issued is two hundred thirty-seven million forty-seven thousand five hundred fifty (237,047,550) shares, par value $0.00001 per share (the “Preferred Stock”), fifty-four million eight hundred eleven thousand nine hundred thirty (54,811,930) shares of which are designated as “Series A Preferred Stock,” eighteen million one hundred thirty-three thousand two hundred forty (18,133,240) shares of which are designated as “Series B Preferred Stock,” thirteen million five hundred eighty thousand two hundred sixty (13,580,260) shares of which are designated as “Series C Preferred Stock,” fifteen million nine hundred twenty thousand four hundred fifty (15,920,450) shares of which are designated as “Series D Preferred Stock”, seventy-eight million five hundred forty-three thousand eight hundred ninety (78,543,890) shares of which are designated as “Series E Preferred Stock,” thirty-three million six hundred eighty-six thousand one hundred sixty (33,686,160) of which are designated as “Series F Preferred Stock,” and twenty-two million three hundred seventy-one thousand six hundred twenty (22,371,620) of which are designated as “Series G Preferred Stock”. The Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are sometimes referred to herein collectively as “Senior Preferred Stock.”

Immediately upon the effectiveness of the filing of this Twelfth Amended and Restated Certificate of Incorporation (this “Restated Certificate”) with the Secretary of State of the State of Delaware (the “Effective Time”), (i) each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Class A Common Stock”) shall be reclassified as ten (10) shares of Class A Common Stock, (ii) each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Class B Common Stock”) shall be reclassified as ten (10) shares of Class B Common Stock, (iii) each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (the “Old Series A Preferred Stock”) shall be reclassified as ten (10) shares of Series A Preferred Stock, (iv) each share of Series

B Preferred Stock issued and outstanding immediately prior to the Effective Time (the “Old Series B Preferred Stock”) shall be reclassified as ten (10) shares of Series B Preferred Stock, (v) each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (the “Old Series C Preferred Stock”) shall be reclassified as into ten (10) shares of Series C Preferred Stock, (vi) each share of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time (the “Old Series D Preferred Stock”) shall be reclassified as ten (10) shares of Series D Preferred Stock, (vii) each share of Series E Preferred Stock issued and outstanding immediately prior to the Effective Time (the “Old Series E Preferred Stock”) shall be reclassified as ten (10) shares of Series E Preferred Stock, (viii) each share of Series F Preferred Stock issued and outstanding immediately prior to the Effective Time (the “Old Series F Preferred Stock”) shall be reclassified as ten (10) shares of Series F Preferred Stock, and (ix) each share of Series G Preferred Stock issued and outstanding immediately prior to the Effective Time (the “Old Series G Preferred Stock”) shall be reclassified as ten (10) shares of Series G Preferred Stock, in each case automatically and without any further action on the part of this corporation or the holder thereof (the actions in the preceding clauses (i) to (ix), collectively, the “Forward Stock Split”). Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Class A Common Stock, Old Class B Common Stock, Old Series A Preferred Stock, Old Series B Preferred Stock, Old Series C Preferred Stock, Old Series D Preferred Stock, Old Series E Preferred Stock, Old Series F Preferred Stock and Old Series G Preferred Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, be deemed to represent that number of shares of Class A Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, into which such shares of Old Class A Common Stock, Old Class B Common Stock, Old Series A Preferred Stock, Old Series B Preferred Stock, Old Series C Preferred Stock, Old Series D Preferred Stock, Old Series E Preferred Stock, Old Series F Preferred Stock or Old Series G Preferred Stock, as applicable, shall have been reclassified pursuant to the Forward Stock Split. The statement of the rights, powers, preferences and privileges (and the qualifications, limitations and restrictions thereof) of the Common Stock and Preferred Stock contained in this Restated Certificate reflect the Forward Stock Split (that is, all numeric references and other provisions in this Restated Certificate have already given effect to, and no further adjustment shall be made on account of, the Forward Stock Split).

Immediately upon the later of the conversion of all of the then outstanding shares of Preferred Stock into Class A Common Stock and the effectiveness of the filing of an amendment and restatement of this Restated Certificate (such later time, the “Common Stock Reclassification Time”), (i) each share of the Class A Common Stock, as a series, issued and outstanding immediately prior to the Common Stock Reclassification Time shall be reclassified as one share of the class of Post-Reclassification Class A Common Stock, (ii) each share of Class B Common Stock, as a series, issued and outstanding immediately prior to the Common Stock Reclassification Time shall be reclassified as one share of the class of Post-Reclassification Class B Common Stock and (iii) each share of the Class C Common Stock, as a series, issued and outstanding immediately prior to the Common Stock Reclassification Time shall be reclassified as one share of the class of Post-Reclassification Class C Common Stock (collectively, the “Common Stock Reclassification”). Any stock certificate that, immediately prior to the Common Stock Reclassification Time, represented shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, in each case as a series, shall, from and after the Common Stock

Reclassification Time, automatically and without the necessity of presenting the same for exchange, be deemed to represent that number of shares of the class of Post-Reclassification Class A Common Stock, Post-Reclassification Class B Common Stock or Post-Reclassification Class C Common Stock, as the case may be, into which such shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, as applicable, shall have been reclassified pursuant to the Common Stock Reclassification. Prior to the Common Stock Reclassification Time, except in connection with the Common Stock Reclassification, no shares of the class of Post-Reclassification Class A Common Stock, Post-Reclassification Class A Common Stock or Post-Reclassification Class A Common Stock shall be issued.

B.    Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

1.    Dividend Provisions. Any dividends or similar distributions out of any assets legally available therefor shall be distributed among all holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock were converted to Class A Common Stock at the then-effective Conversion Rate (as defined below).

2.    Liquidation Preference.

(a)    In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of Senior Preferred Stock (collectively, the “Senior Preferred Holders”) shall be entitled to receive out of the proceeds or assets of this corporation legally available for distribution to its stockholders (the “Proceeds”), on a pro rata, pari passu basis, prior and in preference to any distribution of the Proceeds of such Liquidation Event to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for such series of Senior Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of Senior Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of Senior Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (a).

(b)    Upon the completion of the distribution required by subsection (a) of this Section 2, if Proceeds remain, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive on a pro rata, pari passu basis, prior and in preference to any distribution of the remaining Proceeds of such Liquidation Event to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for such series of Preferred Stock, plus declared but unpaid dividends on such share. If, upon the completion of the distribution required by subsection (a), the remaining Proceeds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining Proceeds legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (b). For purposes of this Twelfth Amended and Restated Certificate of Incorporation (the “Restated Certificate”), “Original Issue Price” shall mean $1.00 per share for each share of Series A Preferred Stock, $2.07655 per share for each share of Series B Preferred Stock, $4.05 per share for each share of Series C Preferred Stock, $4.26320 per share for each share of Series D Preferred Stock, $6.74782 per share for each share of Series E Preferred Stock, $11.85700 per share for each share of Series F Preferred Stock, and $15.42690 per share for each share of Series G Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

(c)    Upon completion of the distribution required by subsections (a) and (b) of this Section 2, all of the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each such holder.

(d)    Notwithstanding the above, for purposes of determining the amount each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Class A Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock into shares of Class A Common Stock. If any such holder shall be deemed to have converted shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock into Class A Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Class A Common Stock.

(e)    (i) For purposes of this Section 2, a “Liquidation Event” shall include (A) the closing of the sale, lease, transfer or other disposition by this corporation or any subsidiary of this corporation of all or substantially all of the assets of this corporation and its subsidiaries, taken as a whole, in one transaction or a series of related transactions, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of this corporation if substantially all of the assets of the corporation and its subsidiaries, taken as a whole, are held by such subsidiary or subsidiaries, except where such sale, lease, transfer or other disposition is to a wholly owned subsidiary of this corporation, (B) the consummation of the merger or consolidation of this corporation, or a subsidiary of this corporation and this corporation issues shares of its capital stock pursuant to such merger or consolidation, with or into another entity (except a merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital stock of this corporation or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of this corporation’s securities if, after such closing, such person or group of affiliated persons would hold fifty percent (50%) or more of the outstanding voting stock of this corporation (or the surviving or acquiring entity), (D) the grant to a single entity (or group of affiliated entities) of an exclusive, irrevocable license to all or substantially all of the intellectual property of this corporation and its subsidiaries, taken as a whole, that is used to generate all or substantially all of the revenues of this corporation and its subsidiaries, taken as a whole, or (E) a liquidation, dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction. Notwithstanding the prior sentence, the sale of shares of Preferred Stock in a financing transaction shall not be deemed a Liquidation Event. The treatment of any particular transaction or series of related transactions as a Liquidation Event as to the Series A Preferred Stock may be waived by the vote or written consent of the holders of a majority of the outstanding Series A Preferred Stock, the treatment of any particular transaction or series of related transactions as a Liquidation Event as to the Series B Preferred Stock may be waived by the vote or written consent of the holders of a majority of the outstanding Series B Preferred Stock, the treatment of any particular transaction or series of related transactions as a Liquidation Event as to the Series C Preferred Stock may be waived by the vote or written consent of the holders of a majority of the outstanding Series C Preferred Stock, the treatment of any particular transaction or series of related transactions as a Liquidation Event as to the Series D Preferred Stock may be waived by the vote or written consent of the holders of a majority of the outstanding Series D Preferred Stock, the treatment of any particular transaction or series of related transactions as a Liquidation Event as to the Series E Preferred Stock may be waived by the vote or written consent of the holders of a majority of the outstanding Series E Preferred Stock, the treatment of any particular transaction or series of related transactions as a Liquidation Event as to the Series F Preferred Stock may be waived by the vote or written consent of the holders of at least two-thirds (2/3) of the outstanding Series F Preferred Stock, and the treatment of any particular transaction or series of related transactions as a Liquidation Event as to the Series G Preferred Stock may be waived by the vote or written consent of the holders of at least two-thirds (2/3) of the outstanding Series G Preferred Stock.

(ii)    In any Liquidation Event, if Proceeds received by this corporation or its stockholders are other than cash, their value will be deemed their fair market value. Any securities shall be valued as follows:

(A)    Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1)    If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

(2)    If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(3)    If there is no active public market, or in the case of a reverse merger into a special purpose acquisition company or other shell company, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors, including the Series E Director (as defined below), with the approval of the holders of at least two-thirds (2/3) of the outstanding Series F Preferred Stock, voting as a separate class, and at least two-thirds (2/3) of the outstanding Series G Preferred Stock, voting as a separate class, which approval, in each case, will not be unreasonably withheld, conditioned or delayed.

(B)    The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors, including the Series E Director, with the approval of the holders of at least two-thirds (2/3) of the outstanding Series F Preferred Stock, voting as a separate class, and at least two-thirds (2/3) of the outstanding Series G Preferred Stock, voting as a separate class, which approval, in each case, will not be unreasonably withheld, conditioned or delayed.

(iii)    In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:

(A)    cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B)    cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(e)(iv) hereof.

(iv)    This corporation shall give each holder of record of Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the holders of (A) as to the Series A Preferred Stock, a majority of the outstanding shares of Series A Preferred Stock, (B) as to the Series B Preferred Stock, a majority of the outstanding shares of Series B Preferred Stock, (C) as to the Series C Preferred Stock, a majority of the outstanding shares of Series C Preferred Stock, (D) as to the Series D Preferred Stock, a majority of the outstanding shares of Series D Preferred Stock, (E) as to the Series E Preferred Stock, a majority of the outstanding shares of Series E Preferred Stock, (F) as to the Series F Preferred Stock, at least two-thirds (2/3) of the outstanding shares of Series F Preferred Stock, and (G) as to the Series G Preferred Stock, at least two-thirds (2/3) of the outstanding shares of Series G Preferred Stock.

(v)    This corporation shall not have the power to effect a Liquidation Event referred to in Sections 2(e)(i)(B) or 2(e)(i)(C) unless the agreement or plan of merger or consolidation or stock purchase agreement for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of this corporation shall be allocated among the holders of capital stock of this corporation in accordance with this Section 2, unless the treatment of such transaction as a Liquidation Event (i) as to Series A Preferred Stock, is waived by the vote or written consent of the holders of a majority of the outstanding Series A Preferred Stock, (ii) as to Series B Preferred Stock, is waived by the vote or written consent of the holders of a majority of the outstanding Series B Preferred Stock, (iii) as to Series C Preferred Stock, is waived by the vote or written consent of the holders of a majority of the outstanding Series C Preferred Stock, (iv) as to Series D Preferred Stock, is waived by the vote or written consent of the holders of a majority of the outstanding Series D Preferred Stock, (v) as to Series E Preferred Stock, is waived by the vote or written consent of the holders of a majority of the outstanding Series E Preferred Stock, (vi) as to Series F Preferred Stock, is waived by the vote or written consent of the holders of at least two-thirds (2/3) of the outstanding Series F Preferred Stock, and (vii) as to the Series G Preferred Stock, is waived by the vote or written consent of the holders of at least two-thirds (2/3) of the outstanding Series G Preferred Stock, in each case, pursuant to the last sentence of Section 2(e)(i).

(vi)    In the event of a Liquidation Event pursuant to Sections 2(e)(i)(B) or (C), if any portion of the consideration payable to the stockholders of this corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of this corporation in accordance with Section 2(a) through (d) as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and (b) any Additional Consideration which becomes payable to the stockholders of this corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of this corporation in accordance with Section 2(a) through (d) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2(e)(vi), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Liquidation Event shall be deemed to be Additional Consideration.

3.    No Redemption at Option of Holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock. None of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock is redeemable at the option of the holder thereof.

4.    Conversion. The holders of Preferred Stock shall have conversion rights as follows:

(a)     Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock (except to the extent provided below in this subsection 4(a)), Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the applicable Original Issue Price for such series by the applicable Conversion Price for such series (the conversion rate for any series of Preferred Stock into Class A Common Stock is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial “Conversion Price” per share for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be the Original Issue Price applicable to such series as in effect on the Filing Date (as defined below), and the initial “Conversion Price” per share for the Series E Preferred Stock shall be $6.58790; provided, however, that the Conversion Price shall be subject to adjustment as set forth in subsection 4(d). Notwithstanding the foregoing, if this corporation submits or files with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), for a firm commitment underwritten public offering of its Common Stock, and provides written notice to the record holders of Series D Preferred Stock of such submission or filing and the date thereof (such filing or submission and written notice together, an “IPO Filing Event”), the then outstanding shares of Series D Preferred Stock shall not thereafter be convertible at the option of the holders thereof under this subsection 4(a) until the earlier of (i) 240 days following the date of such filing or submission or (ii) the date on which this corporation provides a later written notice to the record holders of Series D Preferred Stock that (A) this corporation has delayed or abandoned such public offering or (B) this corporation has determined that such public offering will not be a Qualified Public Offering (the earlier of (i) or (ii), the “Standstill Termination Date”), which later written notice must be provided to the record holders of Series D Preferred Stock within five (5) business days following either such event. The foregoing shall not affect the ability of the holders of Series D Preferred Stock to vote the Series D Preferred Stock on an as-converted basis (based on the Conversion Rate then in effect) during such period under this Restated Certificate, the Bylaws of this corporation (as the same may be amended and/or restated from time to time, the “Bylaws”), the General Corporation Law or any agreement with this corporation. The provisions of the foregoing sentence shall be applicable with respect to no more than two (2) IPO Filing Events. For purposes of this subsection 4(a), the term “business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized to be closed in the City of New York.

(b)    Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall automatically be converted into shares of Class A Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock (as further adjusted for the Series D Preferred Stock in accordance with subsection 4(d)(v) below) immediately upon the earlier of (i) the closing of this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Act the public offering price of which is (A) at least $11.85700per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) and (B) which results in proceeds to this corporation of not less than $150,000,000 in the aggregate (prior to underwriting discounts, commissions and expenses) and in connection with which this corporation’s Common Stock is listed for trading on the New York Stock Exchange, the Nasdaq Global Market or another internationally recognized stock exchange (a “Qualified Public Offering”) or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock (in the case of the conversion of the Series A Preferred Stock), the holders of a majority of the then outstanding shares of Series B Preferred Stock (in the case of the conversion of the Series B Preferred Stock), the holders of a majority of the then outstanding shares of Series C Preferred Stock (in the case of the conversion of the Series C Preferred Stock), the holders of a majority of the then outstanding shares of Series D Preferred Stock, except to the extent provided below in this subsection 4(b) (in the case of the conversion of the Series D Preferred Stock), the holders of a majority of the then outstanding shares of Series E Preferred Stock (in the case of the conversion of the Series E Preferred Stock), the holders of at least two-thirds (2/3) of the then outstanding shares of Series F Preferred Stock (in the case of the conversion of the Series F Preferred Stock), or the holders of at least two-thirds (2/3) of the then outstanding shares of Series G Preferred Stock (in the case of the conversion of the Series G Preferred Stock). For the avoidance of doubt, any automatic conversion that occurs as of immediately prior to the effectiveness of, and conditioned upon the occurrence of, the IPO (as defined below), whether pursuant to subsection 4(b)(i) or subsection 4(b)(ii), shall, for the Series D Preferred Stock, first give effect to any adjustment to the Conversion Price for the Series D Preferred Stock pursuant to Section 4(d)(v), regardless of whether the conversion occurs prior to or after such IPO. Additionally, following an IPO Filing Event and until a Standstill Termination Date, no automatic conversion of the Series D Preferred Stock may be made under clause (ii) of this subsection 4(b) without the specific vote or written consent or agreement of the holders of at least sixty-five percent (65%) of the Series D Preferred Stock.

(c)    Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be entitled to voluntarily convert the same into shares of Class A Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such series of Preferred Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to this corporation to indemnify this corporation against any claim that may be made against this corporation on account of the alleged loss, theft or destruction of such certificate), and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common

Stock are to be issued. This corporation shall, as soon as practicable thereafter, (i) issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Class A Common Stock, (ii) pay in cash such amount as provided in subsection 4(g) in lieu of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date set forth for conversion in the written notice of the election to convert irrespective of the surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Class A Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with the automatic conversion provisions of subsection 4(b)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class A Common Stock as of such date, regardless of whether certificates for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock thus converted shall have been returned to this corporation.

(d)    Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be subject to adjustment from time to time as follows:

(i)    (A) If this corporation shall issue, on or after the date of the filing of this Restated Certificate (the “Filing Date”), any Additional Stock (as defined below and including, for the avoidance of doubt, Common Stock Equivalents) without consideration or for a consideration per share less than the Conversion Price then applicable to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price (calculated to the nearest one-hundredth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this Section 4(d)(i)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Common Stock, (2) Common Stock issuable upon conversion of outstanding Preferred Stock, (3) Common Stock issuable upon exercise of outstanding stock options and (4) Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock, conversion) of outstanding warrants. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable. In the event that this corporation issues or sells, or is deemed to have issued or sold, shares of Additional Stock that results in an adjustment to a Conversion Price pursuant to the provisions of this Section 4(d) (the “First Dilutive Issuance”), and this corporation then issues or sells, or is deemed to have issued or sold, shares of Additional Stock in a subsequent issuance other than the First Dilutive Issuance that would result in further adjustment to a Conversion Price (a “Subsequent Dilutive Issuance”) pursuant to the same instruments as the First Dilutive Issuance, then and in each such case upon a Subsequent Dilutive Issuance the applicable Conversion Price for such series of Preferred Stock shall be reduced to the applicable Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(B)    No adjustment of the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be made in an amount less than one-hundredth of one cent per share. Except to the limited extent provided for in subsections (4)(d)(i)(E)(3) and (4)(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)    In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)    In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E)    In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (“Common Stock Equivalents”), the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

(1)    The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such Common Stock Equivalents shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by this corporation upon the issuance of such Common Stock Equivalents plus the minimum exercise price provided in such Common Stock Equivalents (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2)    The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

(3)    In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)    Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)    The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

(ii)    “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation on or after the Filing Date other than:

(A)    Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;

(B)    Shares issued or deemed issued pursuant to all equity incentive or employee compensation plans or agreements approved by the Board of Directors, including the Series E Director (as defined below) or an Independent Director (as defined in this corporation’s Seventh Amended and Restated Voting Agreement, as amended from time to time) (including, for the avoidance of doubt, shares of Common Stock issued to employees, directors, consultants and other service providers to this corporation, or underlying options or warrants);

(C)    Common Stock issued pursuant to the Qualified Public Offering;

(D)    Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Filing Date;

(E)    Common Stock issued or deemed issued in connection with a bona fide business acquisition by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which is approved by the Board of Directors;

(F)    Common Stock issued or deemed issued pursuant to subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 4(d), including, for the avoidance of doubt, Section 4(d)(v);

(G)    Common Stock issued upon conversion of any Preferred Stock;

(H)    Class A Common Stock issued upon conversion of any Class C Common Stock at a 1:1 conversion ratio and in accordance with Section (C)(6)(a)(ii), (C)(6)(b) or (C)(6)(c)(ii)(A) of Article IV;

(I)    Class A Common Stock issued upon conversion of any Class B Common Stock at a 1:1 conversion ratio and in accordance with Section (C)(6)(a)(ii) or (C)(6)(c)(ii) of Article IV;

(J)    Class B Common Stock issued upon conversion of any Class A Common Stock at a 1:1 conversion ratio and in accordance with Section (C)(6)(c)(i) of Article IV;

(K)    Class C Common Stock issued upon exchange of any Class A Common Stock at a 1:1 conversion ratio pursuant to an exchange agreement;

(L)    Common Stock issued or deemed issued pursuant to any equipment leasing arrangement or debt financing arrangement, which arrangement is approved by the Board of Directors, including the Series E Director or an Independent Director, and is primarily for non-equity financing purposes; or

(M)    Common Stock issued or deemed issued to persons or entities with which this corporation has business relationships, provided such issuances are approved by the Board of Directors, including the Series E Director or an Independent Director, and are primarily for non-equity financing purposes (such issuances listed in (A) through (M) hereof collectively referred to as “Excluded Issuances”).

(iii)    In the event this corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be appropriately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series of Preferred Stock shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

(iv)    If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be appropriately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(v)    Special Adjustment of Conversion Price of Series D Preferred Stock. If, in the event of an automatic conversion of the Series D Preferred Stock in connection with the initial public offering of the Class A Common Stock pursuant to subsection 4(b) (the

“IPO”; and any such event, an “IPO Conversion”), the public offering price per share (before deductions of any underwriters’ commissions, discounts and offering expenses) for the IPO (the “Valuation Price”) would result in an IRR (as calculated below) for the holders of Series D Preferred Stock as of immediately prior to such IPO Conversion (solely in their capacities as such) that is less than 32.5%, then the Conversion Price of the Series D Preferred Stock shall be adjusted (retroactively, in the manner described below) to such a price (rounded down to the nearest one-hundredth of a cent) as would be necessary to result in the issuance of a number of shares of Common Stock to the holders of the Series D Preferred Stock as of immediately prior to such IPO Conversion to provide such holders (solely in their capacities as such) with an IRR in respect of the shares of Series D Preferred Stock then held by them that equals, and does not exceed, 32.5%; and if the Valuation Price would result in an IRR for the holders of Series D Preferred Stock as of immediately prior to such IPO Conversion (solely in their capacities as such) that is greater than 32.5%, then the Conversion Price of the Series D Preferred Stock shall be adjusted (retroactively, in the manner described immediately below) to such a price (rounded down to the nearest one-hundredth of a cent) as would be necessary to result in the issuance of a number of shares of Common Stock to the holders of the Series D Preferred Stock as of immediately prior to such IPO Conversion to provide such holders (solely in their capacities as such) with an IRR in respect of the shares of Series D Preferred Stock then held by them that equals, and is not less than, 32.5%. Any adjustment to the Conversion Price of the Series D Preferred Stock made pursuant to this subsection 4(d)(v) shall be deemed to have retroactive effect to the Series D Original Issue Date as to any issuance of Additional Stock, with the effect that any adjustments that may be made in respect of the issuance of Additional Stock pursuant to subsection 4(d)(i) shall be recomputed by assuming that the Conversion Price of the Series D Preferred Stock as adjusted pursuant to this subsection 4(d)(v) was the initial Conversion Price of the Series D Preferred Stock (as adjusted for stock splits, combinations, and other adjustments affecting the Common Stock under this subsection 4(d), other than previously made adjustments pursuant to subsection 4(d)(i)). Notwithstanding the foregoing, if the adjustment of the Conversion Price of the Series D Preferred Stock pursuant to the preceding sentence (i) results in a retroactively-adjusted Conversion Price that is less than $3.393160 (as adjusted for stock splits, combinations and other adjustments affecting the Common Stock under this subsection 4(d), other than previously made adjustments pursuant to subsection 4(d)(i)) (the “Special Minimum Conversion Price”), then the as-adjusted Conversion Price shall be equal to the Special Minimum Conversion Price notwithstanding that such price would yield an IRR less than 32.5% as calculated pursuant to this subsection 4(d)(v), or (ii) results in a retroactively adjusted Conversion Price that is greater than $5.733270 (as adjusted for stock splits, combinations, and other adjustments affecting the Common Stock under this subsection 4(d), other than previously made adjustments pursuant to subsection 4(d)(i)) (the “Special Maximum Conversion Price”), then the as-adjusted Conversion Price shall be equal to the Special Maximum Conversion Price notwithstanding that such price would yield an IRR greater than 32.5% as calculated pursuant to this subsection 4(d)(v).

(A)    “IRR” shall be calculated using the following formula:

IRR = ((FV/PV)^(1/n))-1, where:

(1)    “FV” equals the value of the number of shares of Class A Common Stock that would be received upon conversion of a share of Series D Preferred Stock, based on the Valuation Price, but calculated by assuming that no adjustments were made to the Conversion Price of the Series D Preferred Stock pursuant to Section 4(d)(i);

(2)    “PV” equals the Original Issue Price of the Series D Preferred Stock; and

(3)    “n” equals the quotient of (x) the number of days from the Series D Original Issue Date to the date of the effectiveness of the IPO registration statement divided by (y) three hundred sixty-five (365).

(B)    “Series D Original Issue Date” shall mean August 30, 2016.

(e)    Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), then the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class A Common Stock of this corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

(f)    Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2), then provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall thereafter be entitled to receive, upon conversion of the applicable series of Preferred Stock, the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Class A Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the applicable series of Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(g)    No Fractional Shares and Certificate as to Adjustments.

(i)    No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred

Stock, and the aggregate number of shares of Class A Common Stock to be issued to particular stockholders shall be rounded down to the nearest whole share and this corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock the holder is at the time converting into Class A Common Stock and the number of shares of Class A Common Stock issuable upon such conversion.

(ii)    Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Class A Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such series of Preferred Stock.

(h)    Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

(i)    Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, Series B Preferred Stock, Series C

Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

(j)    Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class (in the case of Series A Preferred Stock), or the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class (in the case of Series B Preferred Stock), a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class (in the case of Series C Preferred Stock), a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class (in the case of Series D Preferred Stock), a majority of the then outstanding shares of Series E Preferred Stock, voting as a separate class (in the case of Series E Preferred Stock), at least two-thirds (2/3) of the then outstanding shares of Series F Preferred Stock, voting as a separate class (in the case of Series F Preferred Stock), or at least two-thirds (2/3) of the then outstanding shares of Series G Preferred Stock, voting as a separate class (in the case of Series G Preferred Stock). Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

5.    Voting Rights.

(a)    General Voting Rights. The holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have the right to one vote for each share of Class A Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws, and except as provided by law or in subsection 5(b) below with respect to the election of directors by the separate class vote of the holders of Class A Common Stock, shall be entitled to vote, together with holders of Class A Common Stock, with respect to any question upon which holders of Class A Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)    Voting for the Election of Directors. As long as at least 11,781,590 shares of Series E Preferred Stock remain outstanding (subject to adjustment for stock splits, combinations, stock dividends, reorganizations, recapitalizations and the like), the holders of a majority of the outstanding Series E Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series E Director”). The holders of a majority of the voting power of the outstanding Class C Common Stock and Class A Common Stock not issued upon conversion of Preferred Stock, voting together as a single class, shall be entitled to elect two (2) directors of this corporation at any election of directors (the “Common Directors”). The holders of Preferred Stock, Class A Common Stock and Class C Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.

Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, (A) the foregoing provision shall only apply to the initial director appointed to such vacancy, and (B) the holders of shares of such class or series may override the action of the Board of Directors to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of this corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of a majority of the voting power of the then-outstanding shares of that class or series of stock represented at the meeting or pursuant to written consent.

6.    Protective Provisions Applicable to Series A Preferred Stock. So long as at least 8,221,790 shares of Series A Preferred Stock remain outstanding (subject to adjustment for stock splits, combinations, stock dividends, reorganizations, recapitalizations and the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or the Restated Certificate or the Bylaws) first obtaining the approval by vote or written consent, as provided by law, of the holders of a majority of the then outstanding shares of Series A Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend, alter or repeal any provision of this corporation’s Restated Certificate or Bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock; or

(b)    increase or decrease the total number of authorized shares of Series A Preferred Stock.

7.    Protective Provisions Applicable to Series B Preferred Stock. So long as at least 2,719,990 shares of Series B Preferred Stock remain outstanding (subject to adjustment for stock splits, combinations, stock dividends, reorganizations, recapitalizations and the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or this Restated Certificate or the Bylaws) first obtaining the approval by vote or written consent, as provided by law, of the holders of a majority of the then outstanding shares of Series B Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend, alter or repeal any provision of this corporation’s Restated Certificate or Bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock;

(b)    increase or decrease the total number of authorized shares of Series B Preferred Stock;

(c)    create or authorize (by reclassification or otherwise) or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, Series B Preferred Stock to the extent that the holders of such security would (i) be entitled to receive or have accrued dividends that are senior to payment of the liquidation preference on the Series B Preferred Stock, or (ii) be entitled to receive a liquidation preference in excess of the price per share paid for such security (plus declared but unpaid dividends on such share);

(d)    purchase or redeem or otherwise acquire or pay or declare any dividend on any shares of capital stock of this corporation prior to the purchase, redemption or acquisition of or payment or declaration of dividends on, as applicable, all of the Series B Preferred Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock, at cost, from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal, or (ii) the repurchase of shares of Common Stock on or after September 25, 2014, which is approved by the Board of Directors, provided that (A) the aggregate consideration paid with respect to such repurchase and all other repurchases of Common Stock by this corporation does not exceed $10,000,000, and (B) the aggregate consideration paid with respect to such repurchase and all other repurchases of Common Stock by this corporation within twelve months preceding such repurchase does not exceed $5,000,000; or

(e)    increase the number of shares reserved for issuance pursuant to all equity incentive or employee compensation plans or agreements of this corporation (including, for the avoidance of doubt, shares of Common Stock issued to employees, directors, consultants and other service providers to this corporation, or underlying options or warrants outstanding, prior to the Filing Date, but excluding the 80,000,000 shares of Common Stock originally issued to this corporation’s initial stockholders on October 4, 2012 (after taking into account the Forward Stock Split), as adjusted for stock splits, combinations, dividends, recapitalizations, reorganizations and the like) in excess of thirty percent (30%) of the fully diluted capitalization of this corporation (which fully diluted capitalization shall specifically include, without duplication, any shares convertible into, or exercisable for, Common Stock, any Common Stock underlying outstanding equity awards and any shares of Common Stock reserved for issuance under such equity incentive or employee compensation plans or agreements).

8.    Protective Provisions Applicable to Series C Preferred Stock. So long as at least 2,037,040 shares of Series C Preferred Stock remain outstanding (subject to adjustment for stock splits, combinations, stock dividends, reorganizations, recapitalizations and the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or this Restated Certificate or the Bylaws) first obtaining the approval by vote or written consent, as provided by law, of the holders of a majority of the then outstanding shares of Series C Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend, alter or repeal any provision of this corporation’s Restated Certificate or Bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of Series C Preferred Stock;

(b)    increase or decrease the total number of authorized shares of Series C Preferred Stock;

(c)    create or authorize (by reclassification or otherwise) or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, Series C Preferred Stock to the extent that the holders of such security would (i) be entitled to receive or have accrued dividends that are senior to payment of the liquidation preference on the Series C Preferred Stock, or (ii) be entitled to receive a liquidation preference in excess of the price per share paid for such security (plus declared but unpaid dividends on such share);

(d)    purchase or redeem or otherwise acquire or pay or declare any dividend on any shares of capital stock of this corporation prior to the purchase, redemption or acquisition of or payment or declaration of dividends on, as applicable, all of the Series C Preferred Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock, at cost, from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal, or (ii) the repurchase of shares of Common Stock on or after September 25, 2014, which is approved by the Board of Directors, provided that (A) the aggregate consideration paid with respect to such repurchase and all other repurchases of Common Stock by this corporation does not exceed $10,000,000, and (B) the aggregate consideration paid with respect to such repurchase and all other repurchases of Common Stock by this corporation within twelve months preceding such repurchase does not exceed $5,000,000; or

(e)    increase the number of shares reserved for issuance pursuant to all equity incentive or employee compensation plans or agreements of this corporation (including, for the avoidance of doubt, shares of Common Stock issued to employees, directors, consultants and other service providers to this corporation, or underlying options or warrants outstanding, prior to the Filing Date, but excluding the 80,000,000 shares of Common Stock originally issued to this corporation’s initial stockholders on October 4, 2012 (after taking into account the Forward Stock Split), as adjusted for stock splits, combinations, dividends, recapitalizations, reorganizations and the like) in excess of thirty percent (30%) of the fully diluted capitalization of this corporation (which fully diluted capitalization shall specifically include, without duplication, any shares convertible into, or exercisable for, Common Stock, any Common Stock underlying outstanding equity awards and any shares of Common Stock reserved for issuance under such equity incentive or employee compensation plans or agreements).

9.    Protective Provisions Applicable to Series D Preferred Stock. So long as at least 3,795,470 shares of Series D Preferred Stock remain outstanding (subject to adjustment for stock splits, combinations, stock dividends, reorganizations, recapitalizations and the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or this Restated Certificate or the Bylaws) first obtaining the approval by vote or written consent, as provided by law, of the holders of a majority of the then outstanding shares of Series D Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend, alter or repeal any provision of this corporation’s Restated Certificate or Bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of Series D Preferred Stock, provided that no such amendment, alteration or repeal of subsection 4(b) may be made without the approval by vote or written consent, as provided by law, of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series D Preferred Stock;

(b)    increase or decrease the total number of authorized shares of Series D Preferred Stock;

(c)    create or authorize (by reclassification or otherwise) or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Series D Preferred Stock to the extent that the holders of such security would (i) be entitled to receive or have accrued dividends that are senior to payment of the liquidation preference on the Series D Preferred Stock, or (ii) be entitled to receive a liquidation preference in excess of the price per share paid for such security (plus declared but unpaid dividends on such share);

(d)    purchase or redeem or otherwise acquire or pay or declare any dividend on any shares of capital stock of this corporation prior to the purchase, redemption or acquisition of or payment or declaration of dividends on, as applicable, all of the Series D Preferred Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock, at cost, from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal, or (ii) the repurchase of shares of Common Stock on or after September 25, 2014, which is approved by the Board of Directors, provided that (A) the aggregate consideration paid with respect to such repurchase and all other repurchases of Common Stock by this corporation does not exceed $10,000,000, and (B) the aggregate consideration paid with respect to such repurchase and all other repurchases of Common Stock by this corporation within twelve months preceding such repurchase does not exceed $5,000,000; or

(e)    increase the number of shares reserved for issuance pursuant to all equity incentive or employee compensation plans or agreements of this corporation (including, for the avoidance of doubt, shares of Common Stock issued to employees, directors, consultants and other service providers to this corporation, or underlying options or warrants outstanding, prior to the Filing Date, but excluding the 80,000,000 shares of Common Stock originally issued to this corporation’s initial stockholders on October 4, 2012 (after taking into account the Forward Stock Split), as adjusted for stock splits, combinations, dividends, recapitalizations, reorganizations and the like) in excess of thirty percent (30%) of the fully diluted capitalization of this corporation (which fully diluted capitalization shall specifically include, without duplication, any shares convertible into, or exercisable for, Common Stock, any Common Stock underlying outstanding equity awards and any shares of Common Stock reserved for issuance under such equity incentive or employee compensation plans or agreements).

10.    Protective Provisions Applicable to Series E Preferred Stock. So long as at least 9,558,640 shares of Series E Preferred Stock remain outstanding (subject to adjustment for stock splits, combinations, stock dividends, reorganizations, recapitalizations and the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or this Restated Certificate or the Bylaws) first obtaining the approval by vote or written consent, as provided by law, of the holders of a majority of the then outstanding shares of Series E Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend, alter or repeal any provision of this corporation’s Restated Certificate or Bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of Series E Preferred Stock;

(b)    increase or decrease the total number of authorized shares of Series E Preferred Stock;

(c)    acquire the equity securities or assets of any third party or dispose of any of the assets of this corporation and/or its subsidiaries for aggregate consideration in excess of $100,000,000, in one transaction or a series of related transactions, other than in connection with a transaction constituting a Liquidation Event;

(d)    consummate a Liquidation Event if the aggregate Proceeds to be received by the holders of shares of Series E Preferred Stock would be less than the product of (A) two (2) multiplied by (B) the Original Issue Price with respect to the Series E Preferred Stock multiplied by (C) the number of shares of Series E Preferred Stock then outstanding;

(e)    create or authorize (by reclassification or otherwise) or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Series E Preferred Stock to the extent that the holders of such security would (i) be entitled to receive or have accrued dividends that are senior to payment of the liquidation preference on the Series E Preferred Stock, or (ii) be entitled to receive a liquidation preference in excess of the price per share paid for such security (plus declared but unpaid dividends on such share);

(f)    purchase or redeem or otherwise acquire (or permit any subsidiary to purchase or redeem or otherwise acquire) or pay or declare any dividend on any shares of capital stock of this corporation prior to the purchase, redemption or acquisition of or payment or declaration of dividends on, as applicable, all of the Series E Preferred Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock, at cost, from employees, officers, directors, consultants or other persons performing services for this corporation (or any subsidiary) pursuant to agreements under which this corporation (or such subsidiary) has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal, or (ii) the repurchase of shares of Common Stock on or after September 25, 2014, which is approved by the Board of Directors, provided that (A) the aggregate consideration paid with respect to such repurchase and all other repurchases of Common Stock by this corporation does not exceed $10,000,000, and (B) the aggregate consideration paid with respect to such repurchase and all other repurchases of Common Stock by this corporation within twelve months preceding such repurchase does not exceed $5,000,000; or

(g)    increase the number of shares reserved for issuance pursuant to all equity incentive or employee compensation plans or agreements of this corporation (including, for the avoidance of doubt, shares of Common Stock issued to employees, directors, consultants and other service providers to this corporation, or underlying options or warrants outstanding, prior to the Filing Date, but excluding the 80,000,000 shares of Common Stock originally issued to this corporation’s initial stockholders on October 4, 2012 (after taking into account the Forward Stock Split), as adjusted for stock splits, combinations, dividends, recapitalizations, reorganizations and the like) in excess of thirty percent (30%) of the fully diluted capitalization of this corporation (which fully diluted capitalization shall specifically include, without duplication, any shares convertible into, or exercisable for, Common Stock, any Common Stock underlying outstanding equity awards and any shares of Common Stock reserved for issuance under such equity incentive or employee compensation plans or agreements).

11.    Protective Provisions Applicable to Series F Preferred Stock. So long as at least 5,060,300 shares of Series F Preferred Stock remain outstanding (subject to adjustment for stock splits, combinations, stock dividends, reorganizations, recapitalizations and the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or the Restated Certificate or the Bylaws) first obtaining the approval by vote or written consent, as provided by law, of the holders of at least two-thirds (2/3) of the then outstanding shares of Series F Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend, alter or repeal any provision of this corporation’s Restated Certificate or Bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of Series F Preferred Stock;

(b)    increase or decrease the total number of authorized shares of Series F Preferred Stock; or

(c)    purchase or redeem or otherwise acquire (or permit any subsidiary to purchase or redeem or otherwise acquire) or pay or declare any dividend on any shares of capital stock of this corporation prior to the purchase, redemption or acquisition of or payment or declaration of dividends on, as applicable, all of the Series F Preferred Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock, at cost, from employees, officers, directors, consultants or other persons performing services for the this corporation (or any subsidiary) pursuant to agreements under which this corporation (or such subsidiary) has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal, or (ii) the repurchase of shares of Common Stock on or after September 25, 2014, which is approved by the Board of Directors, provided that (A) the aggregate consideration paid with respect to such repurchase and all other repurchases of Common Stock by this corporation does not exceed $10,000,000, and (B) the aggregate consideration paid with respect to such repurchase and all other repurchases of Common Stock by this corporation within twelve months preceding such repurchase does not exceed $5,000,000.

12.    Protective Provisions Applicable to Series G Preferred Stock. So long as at least 4,861,640 shares of Series G Preferred Stock remain outstanding (subject to adjustment for stock splits, combinations, stock dividends, reorganizations, recapitalizations and the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or the Restated Certificate or the Bylaws) first obtaining the approval by vote or written consent, as provided by law, of the holders of at least two-thirds (2/3) of the then outstanding shares of Series G Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend, alter or repeal any provision of this corporation’s Restated Certificate or Bylaws so as to adversely alter or change the powers, preferences or special rights of the shares of Series G Preferred Stock;

(b)    increase or decrease the total number of authorized shares of Series G Preferred Stock; or

(c)    purchase or redeem or otherwise acquire (or permit any subsidiary to purchase or redeem or otherwise acquire) or pay or declare any dividend on any shares of capital stock of this corporation prior to the purchase, redemption or acquisition of or payment or declaration of dividends on, as applicable, all of the Series G Preferred Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock, at cost, from employees, officers, directors, consultants or other persons performing services for the this corporation (or any subsidiary) pursuant to agreements under which this corporation (or such subsidiary) has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal, or (ii) the repurchase of shares of Common Stock on or after September 25, 2014, which is approved by the Board of Directors, provided that (A) the aggregate consideration paid with respect to such repurchase and all other repurchases of Common Stock by this corporation does not exceed $10,000,000, and (B) the aggregate consideration paid with respect to such repurchase and all other repurchases of Common Stock by this corporation within twelve months preceding such repurchase does not exceed $5,000,000.

13.    Protective Provisions Applicable to Preferred Stock. So long as at least 28,555,860 shares of Preferred Stock remain outstanding (subject to adjustment for stock splits, combinations, stock dividends, reorganizations, recapitalizations and the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or this Restated Certificate or the Bylaws) first obtaining the approval by vote or written consent, as provided by law, of the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) (the “Preferred Majority”), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    create or authorize (by reclassification or otherwise) or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Preferred Stock or any series thereof;

(b)    increase the total number of authorized shares of Common Stock or Preferred Stock or any series thereof;

(c)    create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by this corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of this corporation, or permit any direct or indirect subsidiary to sell, transfer or otherwise dispose of all or substantially all of the assets of such subsidiary;

(d)    change the authorized number of directors of this corporation;

(e)    authorize or enter into any transaction with any director or officer of this corporation or any “associate” of such person (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than transactions made in the ordinary course of business and pursuant to reasonable requirements of this corporation’s business and upon fair and reasonable terms that are approved by the Board of Directors, including a majority of the disinterested directors of this corporation;

(f)    create or authorize the creation of any debt or debt security, provided that this corporation shall be permitted to incur non-convertible term loans or bank debt with lending institutions if the aggregate indebtedness of this corporation and its subsidiaries taken as a whole with respect to all such debt, loans or securities would not exceed $25,000,000 in the aggregate;

(g)    sell, issue, sponsor, create or distribute any digital tokens, cryptofinance coins, blockchain-based assets, digital assets or cryptocurrency (“Tokens”), including through a Simple Agreement for Future Tokens or other agreement, pre-sale, initial coin offering, token distribution event or crowdfunding;

(h)    develop a computer network either incorporating Tokens or permitting the generation of Tokens by network participants; or

(i)    increase the number of shares reserved for issuance pursuant to any equity incentive or employee compensation plans or agreements of this corporation.

14.    Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Restated Certificate shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

15.    Notices. Any notice required by the provisions of this Article IV(B) to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be deemed given (i) if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (ii) if such notice is provided by electronic transmission in a manner permitted by Section 232 of the General Corporation Law, or (iii) if such notice is provided in another manner then permitted by the General Corporation Law.

C.    Common Stock. Except as otherwise provided in this Restated Certificate of Incorporation or required by applicable law, shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of this corporation), share ratably and be identical in all respects and as to all matters.

1.    Voting Rights. Except as otherwise expressly provided by this Restated Certificate of Incorporation or as required by law, the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall (a) at all times vote together as a single class and not as separate series or classes on all matters (including the election of directors) submitted to a vote of the stockholders of this corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by law or this Restated Certificate of Incorporation, holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation. Shares of Class B Common Stock shall have no voting rights, except as otherwise required by law. Except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class C Common Stock shall have the right to twenty (20) votes per share of Class C Common Stock held of record by such holder.

2.    Dividends and Distribution Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends and distributions, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, any dividends and distributions as may be declared from time to time by the Board of Directors. Shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of this corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock (or rights to acquire such shares), then holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be), holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), and holders of Class C Common Stock shall receive shares of Class C Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, as applicable. Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock, Class B Common Stock or Class C Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if (i) such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, each voting separately as a class or (ii) such disparate dividend or distribution is paid in the form of securities (or the right to receive securities) of another entity, and (a) the holders of Class A Common Stock receive securities entitling the holder thereof to cast one vote per security (or the right to receive such securities, as applicable), (b) the holders of Class B Common Stock receive securities that shall not have voting rights (or the right to receive such securities, as applicable), and (c) the holders of Class C Common Stock receive securities entitling the holder thereof to cast twenty (20) votes per security (or the right to receive such securities, as applicable). The terms of any securities distributed to stockholders pursuant to the preceding clause (ii) shall be substantially identical, other than with respect to voting rights.

3.    Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock, Class B Common Stock or Class C Common Stock may not be subdivided, combined or reclassified unless the shares of the other classes or series are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock, Class B Common Stock and Class C Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, each voting separately as a class.

4.    Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

5.    Redemption. The Common Stock is not redeemable at the option of the holder.

6.    Conversion of Common Stock.

(a)    Right to Convert.

(i)    Each share of Class A Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class B Common Stock at the option of the holder thereof at any time upon written notice to this corporation. Before any holder of Class A Common Stock shall be entitled to convert any of such holder’s shares of Class A Common Stock into shares of Class B Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of this corporation or of any transfer agent for the Class A Common Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to this corporation to indemnify this corporation against any claim that may be made against this corporation on account of the alleged loss, theft or destruction of such certificate), and shall give written notice to this corporation at its principal corporate office of such holder’s election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class B Common Stock issuable on conversion thereof are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have occurred immediately prior to the close of business on the date such notice of the election to convert is received by the corporation, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such date.

(ii)    Each share of Class B Common Stock or Class C Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to this corporation. Before any holder of Class B Common Stock or Class C Common Stock shall be entitled to convert any of such holder’s shares of such Class B Common Stock or Class C Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Class B Common Stock or Class C Common Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to this corporation to indemnify this corporation against any claim that may be made against this corporation on account of the alleged loss, theft or destruction of such certificate), and shall give written notice to this corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock or Class C Common Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such record holder of Class B Common Stock or Class C Common Stock shall be entitled as aforesaid. Such conversion shall be deemed to have occurred immediately prior to the close of business on the date such notice of the election to convert is received by this corporation, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. This corporation shall not be required to register a conversion of a share of Class A Common Stock, Class B Common Stock or Class C Common Stock pursuant to this Section 6 of Article IV(C) unless it is permitted to do so by law.

(b)    Automatic Conversion. Each share of Class C Common Stock shall automatically, without further action by this corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock immediately prior to the close of business on the earlier of (i) the date fixed by the Board of Directors that is no less than 61 days and no more than 180 days following the first time after 11:59 p.m. Eastern Time on the IPO Date that the number of Threshold Shares held by Founder and his Permitted Entities, Permitted Foundations, Permitted IRAs and Permitted Transferees is less than fifty percent (50%) of the number of shares of Class C Common Stock held by Founder and his Permitted Entities, Permitted Foundations, Permitted IRAs and Permitted Transferees at 11:59 p.m. Eastern Time on the IPO Date; (ii) the date fixed by the Board of Directors that is no less than 61 days and no more than 180 days following the first time after 11:59 p.m. Eastern Time on the IPO Date that both (A) Founder is no longer providing services to this corporation as an officer, employee, or consultant, and (B) Founder is no longer a director of this corporation as a result of a voluntary resignation by Founder from the Board of Directors or as a result of a written request or agreement by Founder not to be renominated as a director of this corporation at a meeting of stockholders; (iii) the date fixed by the Board of Directors that is no less than 61 days and no more than 180 days following the date that Founder’s employment with this corporation is terminated for Cause for Termination; (iv) the date that is twelve (12) months after the death or Disability of Founder; (v) two (2) days prior to the specified date upon which this Corporation’s shares of capital stock will be included on the S&P 500 index following written notice (including by press release issued by Standard & Poor’s) and confirmation from Standard & Poor’s of such specified date of inclusion, provided, that, the Class C Automatic Conversion shall not occur if prior to a conversion pursuant to this event referred to in (v) Standard & Poor’s provides this corporation with written notice (including by press release issued by Standard & Poor’s) and confirmation that it will no longer be included on the S&P 500 index; (vi) the date specified by the affirmative vote of the holders of Class C Common Stock representing not less than two-thirds (2/3) of the voting power of the outstanding shares of Class C Common Stock, voting separately as a single class; or (vii) seven (7) years from the IPO Date (each of the events referred to in (i) - (vii) are referred to herein as a “Class C Automatic Conversion”). Each share of Class B Common Stock shall automatically, without further action by this corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock immediately prior to the close of business on the date specified by the affirmative vote of the then-serving members of the Board of Directors (the “Class B Automatic Conversion”). As used herein, a Class C Automatic Conversion or Class B Automatic Conversion shall be referred to as an “Automatic Conversion.” This corporation shall provide notice of an Automatic Conversion of the shares of Class B Common Stock or Class C Common Stock, as applicable, converted pursuant to this Section 6 of Article IV(C) to record holders of such shares of Class B Common Stock or Class C Common Stock, as applicable, as soon as practicable following an Automatic Conversion. Such notice shall be provided by any means then permitted by the General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of an Automatic Conversion. Upon and after an Automatic Conversion, the person registered on this corporation’s books as the record holder of the shares of Class B Common Stock or Class C Common Stock, as applicable, so converted immediately prior to an Automatic Conversion shall be registered on this corporation’s books as the record holder of the shares of Class A Common Stock issued upon Automatic

Conversion of such shares of Class B Common Stock or Class C Common Stock, as applicable, without further action on the part of the record holder thereof. Immediately upon the effectiveness of an Automatic Conversion, the rights of the holders of the shares of Class B Common Stock or Class C Common Stock, as applicable, converted pursuant to an Automatic Conversion shall cease, and the holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock into which such shares of Class B Common Stock or Class C Common Stock, as applicable, were converted.

(c)    Conversion on Transfer.

(i)    Each share of Class B Common Stock shall automatically, without further action by this corporation or the holder thereof, be converted into one (1) fully-paid and nonassessable share of Class A Common Stock, upon any Class B Transfer (as defined below). The person(s) entitled to shares of Class A Common Stock upon a Class B Transfer shall be treated for all purposes as the record holders of such shares of Class A Common Stock as of the date of such Class B Transfer. “Class B Transfer” shall mean any direct or indirect sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership).

(ii)    On or after the IPO Date, each share of Class C Common Stock shall automatically, without further action by this corporation or the holder thereof, be converted into one (1) fully-paid and nonassessable share of Class A Common Stock upon the occurrence of a Class C Transfer (as defined below), other than a Permitted Transfer (as defined below), of such share of Class C Common Stock.

(iii)    This corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or this Restated Certificate or the Bylaws, relating to the conversion of shares of Class B Common Stock or Class C Common Stock into shares of Class A Common Stock and the conversion of shares of Class A Common Stock into shares of Class B Common Stock as it may deem necessary or advisable. If this corporation has reason to believe that a Class C Transfer that is not a Permitted Transfer has occurred, this corporation may request that the purported transferor furnish affidavits or other evidence to this corporation as it reasonably deems necessary to determine whether a Class C Transfer that is not a Permitted Transfer has occurred, and if such transferor does not within ten (10) days after the date of such request furnish sufficient (as reasonably determined by the Board of Directors (but not a committee thereof)) evidence to this corporation (in the manner provided in the request) to enable this corporation to determine that no such Class C Transfer that is not a Permitted Transfer has occurred, any such shares of Class C Common Stock included in such Class C Transfer, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock on a one-to-one basis and such conversion shall thereupon be registered on the books and records of this corporation. In connection with any action of stockholders taken at a meeting, the stock ledger of this corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

(d)    Definitions.

(i)    “Cause for Termination” shall mean (i) fraud or embezzlement by Founder in connection with his employment with this corporation, (ii) a willful act of material dishonesty by Founder in connection with his employment with this corporation that results in or would reasonably be expected to result in material loss to this corporation, or (iii) Founder’s conviction of, or plea of guilty to, a felony that results in or would reasonably be expected to result in material loss to this corporation.

(ii)    “Class C Transfer” of a share of Class C Common Stock shall mean any direct or indirect sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class C Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), in each case after 11:59 p.m. Eastern Time on the IPO Date, or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Class C Transfer”:

(A)    the granting of a proxy to officers or directors of this corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(B)    entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class C Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of this corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time, and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(C)    entering into a voting trust, agreement or arrangement (with or without granting a proxy) pursuant to a written agreement to which this corporation is a party;

(D)    the pledge of shares of Class C Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee (including the exercise of any proxy authority granted to such pledgee pursuant to such pledge)shall constitute a Class C Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;

(E)    the fact that, as of the IPO Date or at any time after the IPO Date, the spouse of any holder of Class C Common Stock possesses or obtains an interest in such holder’s shares of Class C Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Class C Transfer of such shares of Class C Common Stock;

provided that any transfer of shares by any holder of shares of Class C Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Class C Transfer” of such shares of Class C Common Stock unless otherwise exempt from the definition of Class C Transfer;

(F)    entering into a trading plan pursuant to Rule 10b5-1 under the Exchange Act with a broker or other nominee; provided, however, that a sale of such shares of Class C Common Stock pursuant to such plan shall constitute a “Class C Transfer” at the time of such sale;

(G)    any redemption, purchase or acquisition by this corporation of a share of Class C Common Stock or any issuance or reissuance by this corporation of a share of Class C Common Stock; or

(H)    entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) in connection with a liquidation, dissolution or winding upon of this corporation (whether voluntary or involuntary), a merger or consolidation of this corporation with or into any other entity or any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, a sale, lease, exclusive license or other disposition of all or substantially all of the assets of this corporation, or a transaction or series of related transactions to which this corporation is a party in which shares of this corporation are transferred such that in excess of fifty percent (50%) of the this corporation’s voting power is transferred, or in connection with consummating the actions or transactions contemplated thereby (including, without limitation, tendering or voting shares of Class C Common Stock in connection with such a transaction, the consummation of such a transaction or the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class C Common Stock or any legal or beneficial interest in shares of Class C Common Stock in connection with such a transaction); provided that any sale, tender, assignment, transfer, conveyance, hypothecation or other transfer or disposition of Class C Common Stock or any legal or economic interest therein pursuant to such a transaction, or any grant of a proxy over Class C Common Stock with respect to such a transaction without specific instructions as to how to vote such Class C Common Stock, in each case, will constitute a “Class C Transfer” of such Class C Common Stock unless such transaction was approved by the Board of Directors prior to the taking of such action.

A Class C Transfer shall also be deemed to have occurred with respect to a share of Class C Common Stock beneficially held by (i) an entity that is a Permitted Entity, Permitted Foundation or Permitted IRA, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity, Permitted Foundation or Permitted IRA or (ii) an entity that is a Qualified Stockholder, if, in either case, there occurs a transfer on a cumulative basis, from and after the IPO Date, of a majority of the voting power of the voting securities, or securities that otherwise entitle a party to elect a majority of the members of the board of directors or governing body, of such entity or any direct or indirect Parent of such entity, other than a transfer to parties that are, as of the IPO Date, holders of voting securities of any such entity or Parent of such entity.

(iii)    “Convertible Security” shall mean any evidences of indebtedness, shares of Preferred Stock or other securities (other than shares of Class C Common Stock) convertible into or exchangeable for Class C Common Stock, either directly or indirectly.

(iv)    “Disability” or “Disabled” shall mean, with respect to Founder, the permanent and total disability of Founder such that Founder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner jointly selected by a majority of the Pubco Independent Directors and Founder. If Founder is incapable of selecting a licensed physician, then Founder’s spouse shall make the selection on behalf of Founder, or in the absence or incapacity of Founder’s spouse, Founder’s adult children by majority vote shall make the selection on behalf of Founder, or in the absence of adult children of Founder or their inability to act by majority vote, a natural person then acting as the successor trustee of a revocable living trust which was created by Founder and which holds more shares of all classes of capital stock of this corporation than any other revocable living trust created by Founder shall make the selection on behalf of Founder, or in absence of any such successor trustee, the legal guardian or conservator of the estate of Founder shall make the selection on behalf of Founder.

(v)     “Family Member” shall mean with respect to any natural person who is a Qualified Stockholder, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Qualified Stockholder. Lineal descendants shall include adopted persons, but only so long as they are adopted while a minor.

(vi)    “Founder” shall mean Robert Reffkin.

(vii)    “IPO Date” shall mean the date of the effectiveness of the registration statement filed by the Company under the Act relating to a Qualified Public Offering.

(viii)    “Option” shall mean rights, options, restricted stock units or warrants to subscribe for, purchase or otherwise acquire Class C Common Stock or Convertible Securities (as defined above).

(ix)    “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity or is otherwise entitled to elect a majority of the members of the board of directors, or entitled to appoint or act as the governing body, of such entity.

(x)    “Permitted Entity” shall mean with respect to a Qualified Stockholder: (a) a Permitted Trust solely for the benefit of (1) such Qualified Stockholder, (2) one or more Family Members of such Qualified Stockholder, or (3) any other Permitted Entity of such Qualified Stockholder; or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (1) such Qualified Stockholder, (2) one or more Family Members of such Qualified Stockholder, or (3) any other Permitted Entity of such Qualified Stockholder.

(xi)    “Permitted Foundation” shall mean with respect to a Qualified Stockholder: a trust or private non-operating foundation that is tax-exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), so long as such Qualified Stockholder has dispositive power and Voting Control with respect to the shares of Class C Common Stock held by such trust or organization and the Class C Transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust or organization) to such Qualified Stockholder.

(xii)    “Permitted IRA” shall mean an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which a Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided that in each case such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class C Common Stock held in such account, plan or trust.

(xiii)    “Permitted Transfer” shall mean, and be restricted to, any Class C Transfer of a share of Class C Common Stock:

(A)    by a Qualified Stockholder to (i) one or more Family Members of such Qualified Stockholder, (ii) any Permitted Entity of such Qualified Stockholder, (iii) any Permitted Foundation of such Qualified Stockholder, or (iv) any Permitted IRA of such Qualified Stockholder; or

(B)    by a Permitted Entity, Permitted Foundation or Permitted IRA of a Qualified Stockholder to (i) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, or (ii) any other Permitted Entity, Permitted Foundation and Permitted IRA of such Qualified Stockholder.

(xiv)    “Permitted Transferee” shall mean a transferee of shares of Class C Common Stock received in a Permitted Transfer.

(xv)    “Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Qualified Stockholder, (ii) a Family Member of such Qualified Stockholder, (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments, or departments, or (iv) an individual who may be

(xvi)    removed and replaced at the sole discretion of a Qualified Stockholder or a Family Member of

(xvii)    such Qualified Stockholder.

(xviii)    “Pubco Independent Directors” means the members of the Board of Directors designated as independent directors in accordance with (i) the requirements of any national stock exchange under which this corporation’s equity securities are listed for trading that are generally applicable to companies with common equity securities listed thereon or (ii) if this corporation’s securities are not listed for trading on a national stock exchange, the requirements of the New York Stock Exchange generally applicable to companies with equity securities listed thereon.

(xix)    “Qualified Stockholder” shall mean: (a) the record holder of a share of Class C Common Stock as of the IPO Date, including the record holder of a share of Class A Common Stock that is exchanged for Class C Common Stock as of the IPO Date; (b) the initial record holder of any shares of Class C Common Stock that are originally issued by this corporation after the IPO Date pursuant to the exercise or exchange or conversion of any Option or Convertible Security that, in each case, was outstanding as of the IPO Date; (c) each natural person who, prior to the IPO Date, transferred shares of capital stock of this corporation to a Permitted Entity, Permitted Foundation or Permitted IRA that is or becomes a Qualified Stockholder; (d) each natural person who transferred shares of, or equity awards for, Class C Common Stock (including any Option exercisable or Convertible Security exchangeable for or convertible into shares of Class C Common Stock) to a Permitted Entity, Permitted Foundation or Permitted IRA that is or becomes a Qualified Stockholder; and (e) a Permitted Transferee.

(xx)     “Threshold Shares” shall mean, with respect to any person as of any time, the sum of (without duplication): (a) any shares of capital stock of this corporation, including Class A Common Stock, Class B Common Stock and Class C Common Stock, held by such person as of such time and (b) any shares of capital stock of this corporation, including Class A Common Stock, Class B Common Stock and Class C Common Stock, underlying any securities (including restricted stock units, options, or other convertible instruments) held by such person as of such time, whether such securities are vested or unvested, earned or unearned, convertible into or exchangeable or exercisable as of such time or in the future.

(xxi)    “Voting Control” shall mean, with respect to a share of Class C Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

(e)    Reservation. This corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting conversions of shares of Class B Common Stock or Class C Common Stock into Class A Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock or Class C Common Stock. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock or Class C Common Stock, this corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to this Restated Certificate. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable shares. This corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

7.    Amendments and Changes. This corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the voting power of the outstanding shares of Class C Common Stock and Class A Common Stock, voting together as a single class, amend, alter, repeal or waive the provisions of Article IV(B)(5)(b) relating to the Common Directors or Article IV(C) of this Restated Certificate in a manner that adversely affects the rights of the holders of the Class C Common Stock, Class A Common Stock or Class B Common Stock.

8.    Determinations by the Board of Directors. In case of an ambiguity in the application of any provision set forth in this Article IV(C) or in the meaning of any term or definition set forth in this Article IV(C), the Board of Directors (but not a committee thereof), shall have the power to determine, in its sole discretion, the application of any such provision or any such term or definition with respect to any situation based on the facts believed in good faith by it. A determination of the Board of Directors (or a committee thereof, as applicable) in accordance with the preceding sentence shall be conclusive and binding on the stockholders of this corporation. Such determination shall be evidenced in a writing adopted by the Board of Directors (or a committee thereof, as applicable), and such writing shall be made available for inspection by any holder of capital stock of this corporation at the principal executive offices of this corporation. A determination of the Board of Directors in accordance with the preceding sentence shall be conclusive and binding on the stockholders of this corporation. Such determination shall be evidenced in a writing adopted by the Board of Directors, and such writing shall be made available for inspection by any holder of capital stock of this corporation at the principal executive offices of this corporation.

ARTICLE V

Except as otherwise provided in this Restated Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.

ARTICLE VI

The number of directors of this corporation shall be determined in the manner set forth in the Bylaws.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE IX

To the fullest extent permitted by law, a director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any amendment, repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.

ARTICLE X

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.

ARTICLE XII

This corporation renounces, to the fullest extent permitted by law, any interest or expectancy of this corporation in, or in being offered an opportunity to participate in or be informed about, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of this corporation who is not an employee of this corporation or any of its subsidiaries, or (ii) any holder of capital stock of this corporation that also holds shares of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of this corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of this corporation.

ARTICLE XIII

Unless this corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of this corporation; (b) any action asserting a claim that is based upon a breach of a fiduciary duty owed by, or other wrongdoing by, any current or former director, officer, stockholder, employee or agent of this corporation to this corporation or this corporation’s stockholders; (c) any action asserting a claim against this corporation or any current or former director, officer, stockholder, employee or agent of this corporation arising pursuant to any provision of the General Corporation Law, this Restated Certificate or the Bylaws or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; (d) any action to interpret, apply, enforce or determine the validity of this Restated Certificate or the Bylaws; (e) any action asserting a claim against this corporation governed by the internal affairs doctrine; or (f) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law. Unless this corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Act, or any successor thereto or, to the fullest extent permitted by law, under the Exchange Act, or any successor thereto. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of this corporation shall be deemed to have notice of and to have consented to the provisions of this Article XIII. Failure to enforce the foregoing provisions of this Article XIII would cause this corporation irreparable harm, and this corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

*    *    *

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That said Twelfth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Existing Certificate, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Twelfth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 19th day of March, 2021.

/s/ Robert Reffkin
Robert Reffkin,
Chief Executive Officer